Exhibit 4.18

                                CONFORMED COPY

                             DATED 16TH JULY 2001




          (1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED

     (by its agent The Royal Bank of Scotland Commercial Services Limited)




                       (2) NIAGARA LASALLE (UK) LIMITED


                                      and

                            (3) NIAGARA CORPORATION








                          SECOND AMENDMENT AGREEMENT
                 relating to an invoice discounting agreement
                       dated 23 August 1999 (as amended)






                                   EVERSHEDS
                                115 Colmore Row
                                  Birmingham
                                    B3 3AL

                              Tel. 0121 232 1000
                              Fax. 0121 232 1900

                                   Ref: RHH










                                   CONTENTS


1.  INTERPRETATION...........................................................1
2.  AMENDMENT................................................................1
3.  CONFIRMATIONS............................................................2
4.  REPRESENTATIONS..........................................................2
5.  MISCELLANEOUS............................................................2

SCHEDULE - AMENDMENTS TO THE INVOICE DISCOUNTING FACILITY AGREEMENT..........3



THIS AMENDMENT AGREEMENT is made on 16th July 2001

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (by its agent The Royal Bank of Scotland Commercial Services Limited) a company incorporated in England and Wales with Company Number 943038 whose registered office is situate at Smith House, Elmwood Avenue, Feltham, Middlesex TW13 7WD ("RBID");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Initial Client"); and

(3) NIAGARA CORPORATION a Delaware corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara")

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between Lombard NatWest Discounting Limited ("LND") and the Initial Client (the "Invoice Discounting Agreement") LND agreed to make available to the Initial Client a committed invoice discounting facility of a maximum amount of (pound)20,000,000 (twenty million pounds sterling).

(B) By an Amendment Agreement dated 11 September 2000 (the "First Amendment") the Initial Client and LND agreed to certain amendments to the Invoice Discounting Agreement.

(C) On 29 December 2000 LND changed its name to RBID and on 1st January 2001 entered into an agency agreement with The Royal Bank of Scotland Commercial Services Limited ("RBSCS") whereby RBSCS has agreed to act as RBID's agent in relation to all administrative matters under, amongst other things, the Invoice Discounting Agreement, as amended.

(D) The Client has further requested and RBID has agreed that the Invoice Discounting Agreement shall be deemed to be further varied in the following manner.



NOW IT IS AGREED as follows:

1.           INTERPRETATION

             1.1  Definitions

                  In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Invoice Discounting Agreement as subsequently amended.

             1.2  Interpretation

                  Clause 1.3 of the Invoice Discounting Agreement shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.           AMENDMENT

             As of and with effect from 30 June 2001, the Invoice Discounting Agreement shall be further amended in accordance with the amendments set out in the attached Schedule.

3.           CONFIRMATIONS

             3.1 Save as expressly amended by the First Amendment and this Amendment Agreement, the Invoice Discounting Agreement shall remain in full force and effect.

             3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Invoice Discounting Agreement each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Initial Client or any Client under the Invoice Discounting Agreement as so amended, and that as and from the date of this Agreement any and all references in each of the Discounting Documents to the Invoice Discounting Agreement will, where applicable, be construed as references to the Invoice Discounting Agreement as amended by the First Amendment and this Amendment Agreement.

             3.3  This Amendment Agreement shall be a Discounting Document.

4.       REPRESENTATIONS

         The Initial Client hereby represents and warrants to RBID that save as expressly varied or amended by this Amendment Agreement the representations and warranties referred to in Clause 11.1 of the Invoice Discounting Agreement as amended by the First Amendment and this Agreement are correct on the date hereof.

5.       MISCELLANEOUS

             5.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

             5.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

             5.3 The Initial Client shall be responsible for, on an indemnity basis, RBID's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.

             5.4 Niagara is entering into this Amendment Agreement for the purposes of acknowledging the variation to the Invoice Discounting Agreement and not for any other purpose.


IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.

                                   SCHEDULE


                Amendments to the Invoice Discounting Agreement



With effect from 30 June 2001 the Invoice Discounting Agreement as amended shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Invoice Discounting Agreement as amended and all references to paragraph numbers are references to paragraphs of this Schedule.

All references to "LND" in the Invoice Discounting Agreement, as amended, shall be deleted and replaced with the initials "RBID".

      1. Clause 1.1 of the Invoice Discounting Agreement as amended shall be further amended in the following manner:-

      1.1    a new definition of "Adjustments" shall be added as follows:-

             "Adjustments"          means any entry on your Customers'
                                    accounts which changes the Notified
                                    Value of Receivables;"

      1.2 sub-paragraph (b) of the definition of "Approved Currencies" shall be deleted and replaced by the following:-

             "(b)      US Dollars, German Deutschmarks and Italian Lira"

      1.3 the words "subject to a minimum rate at all times of 4% pa" shall be added at the end of the definition of "Base Rate";

      1.4 the definition of "Global Deduction Percentage" shall be amended by the addition of the following words at the end of the definition:-

             "or Clause 5.11";

      1.5 a new definition of "Notified Value" shall be inserted as follows:-

             "Notified Value"       means  the  amount  of the  Receivable
                                    as shown  in an Offer or  Advice
                                    Transmission

      1.6 the definition of "Termination Date" shall be amended so that the reference to "third anniversary" shall be replaced by the words "fourth anniversary".

      2.

      2.1 Clause 5.2.1 of the Invoice Discounting Agreement, as amended, shall be varied to the effect that the first sentence of that clause shall be deleted and replaced with the following:-

             "After the operation of Clause 5.1, the Client will send RBID at its address at c/o RBSCS, Lee House, 90 Great Bridgewater Street, Manchester, M1 5JW an Offer by way of Advice Transmission once in each calendar month following the Commencement Date of all Receivables unpaid and coming into existence in the preceding calendar month and remaining unpaid. The Client will send a revised Offer by way of an Advice Transmission to RBID immediately upon the Client making any Adjustment."

      2.2    The following sentence shall be added at the end of Clause
             5.2.1:-

             "The Client will send RBID at its address at c/o RBSCS, Lee House, 90 Great Bridgewater Street, Manchester, M1 5JW an Offer by way of Advice Transmission in respect of Receivables created since the delivery of the previous Offer (together with such documents as RBID may specify) no later than the tenth working day in the calendar month following the month in which the previous such Offer by way of Advice Transmission was sent to RBID."

      3. A new Clause 5.11 shall be added to the Invoice Discounting Agreement, as amended, as follows:-

            "5.11   Sales Ledger Receivable Turn

             5.11.1 The Client undertakes to RBID that it will ensure that the sales ledgers for Sites and Approved Currencies be maintained and monitored as closely as possible. Accordingly, if the average period for payment by Customers of Receivables on the sales ledgers referred to in Column A below exceeds the number of days opposite such ledger in Column B, the provisions of Clause 5.11.2 shall apply.

                       Column A                                   Column B
                       Central Ledger                              90 days
                       Macready Ledger                             90 days
                       US Dollar Ledger                           150 days
                       Deutschmark Ledger                          75 days
                       Italian Lira Ledger                        110 days

             5.11.2 If the requirements of Clause 5.11.1 are not satisfied in respect of any ledger, RBID shall have the right to increase the Global Deduction Percentage in respect of payments by RBID to the Client on that ledger by reference to the following formula, e.g.:-

                       If the days outstanding on the Central Ledger is 91 days

                       1/90   x   100   =   1.11%

                       therefore, the Global Deduction Percentage in respect of that ledger would increase to 26.11%."

      4.     The following sentence shall be added to the end of existing
             Clause 7.1:-

             "On the third anniversary of the Commencement Date, the parties shall review the Margin and other costs and expenses payable under the terms of this Agreement (including, without limitation, the fees payable under clauses 15.2 and 15.3 of this Agreement) with a view to agreeing whether to increase or decrease them (as the case may be) for the period starting with such review until the Termination Date."

      5. The following new Clause 12.2.27 shall be added to the Invoice Discounting Agreement, as amended:-

             "12.2.27 The Client will send the following documents to RBID each and every calendar month to reach RBID not later than the tenth working day of such calendar month (unless otherwise required by RBID):-

                        12.2.27.1  a copy of their computerised
                                   Cash Postings Report detailing all cash
                                   items posted to the sales ledger during
                                   the preceding month;

                        12.2.27.2 a copy of their computerised Sales Ledger Control Account listing all movements to the Sales Ledger balance brought forward from the preceding month;

                        12.2.27.3 copies of all statements to Customers detailing, on an Open Item basis, Receivables outstanding at the end of the preceding month;

                        12.2.27.4 a list of unpaid Receivables analysed by reference to their invoice dates as at the end of the preceding month;

                        12.2.27.5 a list of unpaid creditors accounts analysed by reference to invoice due dates for payment (or if appropriate by reference to their invoice dates) as at the end of the preceding month;

                        12.2.27.6  copies of all bank account statements
                                   in the name of the Client for the preceding month.

      6. The existing Clause 12.4.1.1 contained in the Invoice Discounting Agreement, as amended, shall be deleted in its entirety and replaced with the following new Clause 12.4.1.1:-

             Fixed Charge Coverage Ratio

             The ratio of Consolidated EBITDA to Consolidated Fixed Charges as at 31 March, 30 June, 30 September and 31 December in each year and measured for the 12 months ending on such dates on a rolling basis, shall not be less than 1.1 to 1.

             For the purposes of this Clause 12.4.1.1 only, the following definitions shall apply:-

             "Cash Interest Expense"      means, for any period, the sum of
                                          the aggregate interest expense
                                          (excluding all amounts
                                          attributable to non-cash items of
                                          interest expense) for such period
                                          in respect of Indebtedness
                                          determined in accordance with
                                          GAAP.

             "Consolidated",              means the consolidation of the
             "Consolidating"              accounts of the Group in accordance
             or "Consolidated Basis"      with GAAP, including principles
                                          of consolidation.

             "Consolidated EBITDA"        means, for any period, the sum of
                                          the following on a Consolidated
                                          basis:

                                          (a) Profit After Taxation for such
                                              period; plus

                                          (b) without duplication and to the
                                              extent deducted in computing
                                              such Profit After Taxation for
                                              such period, the sum of (i)
                                              Consolidated Cash Interest
                                              Expenses, plus (ii) corporation
                                              taxation charge, plus (iii)
                                              depreciation and amortisation
                                              expense, plus (iv) amortisation
                                              or write-off of debt discount
                                              and debt issuance costs and
                                              commissions, discounts and other
                                              fees and charges associated with
                                              Indebtedness (including the
                                              Invoice Discounting Facility)
                                              included within interest payable
                                              in accordance with GAAP, plus
                                              (v) amortisation of intangibles
                                              (including, but not limited to,
                                              goodwill) and organisation
                                              costs, plus (vi) any exceptional
                                              or extraordinary items as
                                              defined within GAAP (including,
                                              whether or not otherwise
                                              includable as a separate item in
                                              arriving at Profit After
                                              Taxation for such period, losses
                                              on sales of assets outside of
                                              the ordinary course of
                                              business), plus (vii) any other
                                              non-cash charges; and minus

                                          (c) to the extent included in
                                              computing such Profit After
                                              Taxation for such period, the
                                              sum of (i) any exceptional or
                                              extraordinary gains as defined
                                              within GAAP (including, whether
                                              or not otherwise includable as a
                                              separate item in arriving at
                                              Profit After Taxation for such
                                              period, gains on the sales of
                                              assets outside of the ordinary
                                              course of business), plus (ii)
                                              any other non-cash income.


             "Consolidated Fixed          means, for any period, the sum of
             Charges"                     the following on a Consolidated
                                          basis:

                                          (a) Maintenance Capital
                                              Expenditures; plus

                                          (b) Cash Interest Expense; plus

                                          (c) all regularly scheduled
                                              repayments of principal of
                                              Indebtedness (including
                                              principal repurchases under the
                                              Invoice Discounting Facility and
                                              principal repayments of any
                                              Finance Lease Obligations); plus

                                          (d) corporation tax payable arising
                                              during the period. -

             "Finance Lease               means the obligations of the Group
             Obligations"                 to pay rent or other amounts under
                                          any lease of (or other arrangement
                                          conveying the right to use) real or
                                          personal property, or a combination
                                          thereof, which obligations are
                                          required to be classified and
                                          accounted for as Finance Leases of
                                          the Group under GAAP, and the amount
                                          of such obligations shall be the
                                          capitalised amount thereof
                                          determined in accordance with GAAP.

             "Indebtedness"               at a particular time, means all
                                          items which, in conformity with
                                          GAAP, would be classified as
                                          liabilities on a balance sheet of
                                          any member of the Group as at such
                                          time and which constitute:

                                          (a) indebtedness for borrowed money
                                              or for the deferred purchase
                                              price of property or services in
                                              respect of which the relevant
                                              member is liable, contingently
                                              or otherwise, as obligor,
                                              guarantor or otherwise, or any
                                              commitment by which the relevant
                                              member of the Group assures a
                                              credit against loss, (including,
                                              without limitation, all notes
                                              payable and drafts accepted
                                              representing extensions of
                                              credit and all obligations
                                              evidenced by bonds, debentures,
                                              notes or other similar
                                              instruments, but excluding trade
                                              creditors incurred in the
                                              ordinary course of business);

                                          (b) obligations with respect to any
                                              conditional sale agreement or
                                              title retention agreement;

                                          (c) indebtedness arising under
                                              acceptance facilities in
                                              connection with surety or other
                                              similar bonds, and the
                                              outstanding amount of all
                                              letters of credit issued for the
                                              account of the relevant member
                                              of the Group and, without
                                              duplication, all drafts drawn
                                              thereunder;

                                          (d) all liabilities secured by any
                                              security interest in any
                                              property owned by the relevant
                                              member of the Group even though
                                              it has not assumed or otherwise
                                              become liable for the payment
                                              thereof;

                                          (e) Finance Lease Obligations in
                                              respect of which the relevant
                                              member of the Group is liable,
                                              contingently or otherwise, as
                                              obligor, guarantor or otherwise,
                                              or in respect of which
                                              obligations the Client assures a
                                              creditor against loss; and

                                          (f) obligations with respect to
                                              interest rate protection
                                              agreements.


       "Maintenance Capital Expenditure"  means for such period, all expenditures for any tangible fixed
                                          assets or replacements or
                                          substitutions which have not been
                                          expensed and which have a useful
                                          life or more than one (1) year,
                                          including, but not limited to, the
                                          direct or indirect acquisition of
                                          such assets by way of increased
                                          product or service charges, offset
                                          items or otherwise, and additions to
                                          assets subject to Finance Leases
                                          recorded in accordance with GAAP,
                                          but excluding expenditure for
                                          capital assets funded by proceeds of
                                          casualty insurance policies.

             "Profit After Taxation"      means, with respect to any period,
                                          all amounts which, in conformity
                                          with Schedule 4 of the Companies Act
                                          1985, would be included in arriving
                                          at profit after taxation on the
                                          profit and loss account for such
                                          period.







SIGNED AND DELIVERED AS A DEED                 )
on the 16th day of 2001                        )
by THE ROYAL BANK OF SCOTLAND                  )
INVOICE DISCOUNTING LIMITED                    )
(acting by its agent for                       )
The Royal Bank of Scotland                     )
Commercial Services Limited) acting by         ) /s/RICHARD WALDMAN
its duly appointed Attorney under a power      ) ------------------
granted on the Thirtieth Day of October 1996   ) (Attorney for and on behalf
in the presence of:-                           ) of The Royal Bank of Scotland
                                               ) Commercial Services Limited)

Witness Signature    /s/ SEAN POWELL

Witness Name         SEAN POWELL
                     -----------

Address              90 GREAT BRIDGEWATER STREET
                     ---------------------------

                     MANCHESTER M1 5JW





SIGNED AND DELIVERED AS A DEED                 )
on the 16th day of 2001                        )
for and on behalf of                           )
NIAGARA LASALLE (UK) LIMITED                   )
by                                             )


ANTHONY JOHN BAGSHAWE     Director              /s/ANTHONY JOHN BAGSHAWE
---------------------                           ------------------------
(Print Name)                                    (Signature)





RAYMOND ROZANSKI         Director/Secretary     /s/ RAYMOND ROZANSKI
----------------                                --------------------
(Print Name)                                    (Signature)





SIGNED AND DELIVERED AS A DEED                 )
on the 16th day of July 2001                   )
for and on behalf of NIAGARA CORPORATION by    )


RAYMOND ROZANSKI      Duly authorised official   /s/ RAYMOND ROZANSKI
----------------                                 --------------------
(Print Name)                                     (Signature)